Exhibit 99.1

Investor Relations Contact:

Ken Lowe
Sigma Designs, Inc.
Tel: 408/957-9850
Fax: 408/957-9741
IR@sdesigns.com

For Immediate Release

SIGMA DESIGNS, INC. REPORTS FOURTH QUARTER RESULTS

MILPITAS, Calif. — March 21, 2007 — Sigma Designs®, Inc. (Nasdaq: SIGM), a leader in digital media processors for consumer appliances, announced limited financial results for its fourth fiscal quarter ended February 3, 2007.

Net revenues for the fourth quarter were $31.2 million, up 24% from $25.1 million for the previous quarter and up 197% from $10.5 million reported for the same period last year. For the fiscal year ended February 3, 2007, revenues were $91.2 million, up 174% from $33.3 million in the prior year. The increase in revenue was primarily attributable to increased chipset sales to manufacturers of IPTV set-top boxes.

As previously discussed, Sigma’s audit committee of its Board of Directors, with the assistance of outside legal counsel and outside accounting experts, is currently conducting an independent review relating to the Company’s practices in administering stock option grants. Also, the audit committee of the Board of Directors recently appointed the independent registered public accounting firm Armanino McKenna LLP, as the independent registered public accounting firm for the Company, as stated in its Form 8-K filed on January 10, 2007. This review is not yet complete and as a result, the Company will not be in a position to announce any additional financial results for the fourth quarter that includes stock-based compensation as a component. Depending on the ability of the Company and its auditors to complete this review, the Company may not be in a position to file its Form 10-K for the fourth fiscal quarter by the filing deadline. Sigma previously stated in its Form 8-K, filed on September 21, 2006, that certain of the actual measurement dates for prior option grants may differ from the recorded measurement dates, that the Company is in the process of determining the specific impact on its prior financial statements and that its prior financial statements should not be relied upon.

“We are pleased to report a 24% sequential increase in quarterly revenue, marking our fourth consecutive quarter of strong double digit growth. We are also pleased to report that as predicted, we shipped more than one million media processor chips into IPTV set-top boxes during the quarter, with the vast majority of chips being our industry leading SMP8634. Our current growth is directly attributable to the strength of demand for telco-based IPTV deployments as well as Sigma’s leadership position in this market. We are also pleased to see Blu-ray players beginning to ship by many of our Blu-ray customers, including Panasonic, Pioneer, and Sony, with the expectation of increasing demand in the second half of this year. Looking forward, we are confident in our ability to achieve further growth as we move ahead,” stated Thinh Tran, chairman and chief executive officer, Sigma Designs.

Recent business developments include:

•
Announced that the latest Blu-ray Disc players that were demonstrated at the Consumer Electronics Show (CES 2007) are powered by Sigma SMP8634 media processors, including those being shown at CES from Panasonic, Pioneer, and Sony. From Panasonic Corporation this includes its DMP BD10 Blu-ray Disc Player as well as its DMR BW200 and BW100 Blu-ray Disc (BD) recorders. From Pioneer Corporation this includes its BDP HD1 Blu-ray Disc Player. From Sony Corporation this includes its BDP-S1 Blu-ray player as well as the BDZ-V9 and BDZ-V7 BD recorders.

•
Announced that several high definition televisions were demonstrated at the Consumer Electronics Show (CES 2007) that are powered by Sigma media processors. Supporting a major trend toward ‘media center ready’ HD televisions, the majority of today’s flat panel displays featuring a built-in wirelesss link are depending on Sigma’s award winning media processors, including those from Hewlett Packard, Pioneer, and Sampo, among others.

•
Announced that a wide range of digital media extender products were shown at the Consumer Electronics Show (CES 2007) that are powered by Sigma’s EM8620 series of media processors, including those from Dlink, Netgear, and Sony. This also includes Sony’s new LocationFree TV, which represents a portable television concept that uses Wi-Fi wireless technology to receive video content and access the Internet from a base station hooked up to a broadband connection.

•	Announced jointly with Celrun a demonstration of the next generation of IPTV set-top box at IPTV World Forum 2007 at the Olympia Conference Centre in London, England.

•	Announced a cooperation with Beijing Tiplay Networking Ltd to provide the world’s first interactive entertainment solutions based on peer to peer (P2P) and consumer electronics platforms.

•	Announced a joint showcasing with Taiyo Yuden of a WiMediaTM Alliance-based UWB wireless high definition audio/video streaming solution at CES 2007.

•
Announced the availability of the Mini-PCI Windeo® Reference Design Kit that enables consumer electronics OEM and ODM companies to develop digital entertainment products featuring wireless capability for inhome HD audio/video distribution.

The conference call relating to fourth quarter results will take place following this announcement at 5:00 PM EDT today, March 21, 2007. The dial-in number is 866-825-3354 (international callers dial 617-213-8063) and the passcode is 93805370. Investors will have the opportunity to listen live to the conference call via the Internet through www.sigmadesigns.com/investors/overview or over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).  To listen to the live call, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call by dialing into 1-888-286-8010 (international callers dial 617-801-6888) and use passcode 77549111. The audio replay will be available for one week after the call. For further information, please see the link on our website at www.sigmadesigns.com/.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expected operating performance and business prospects as we move into next year. Actual results may vary materially due to a number of factors including, but not limited to, general economic conditions, including continuance of the current economic conditions specific to the semiconductor industry, the rate of growth of the set-top box market in general, our ability to deploy and achieve market acceptance for Sigma products in these markets, the ability of our media processor chipsets to compete with other technologies or products in these emerging markets, the risk that such products will not gain widespread acceptance, or will be rendered obsolete, by product offerings of competitors or by alternative technologies, the risk that anticipated design wins will not materialize and that actual design wins will not translate into launched product offerings, and other risks including delays in the manufacturer’s deployment of set-top boxes. Further risks and uncertainties include, but are not limited to, the timing and outcome of the audit committee’s review and the conclusions of the audit committee resulting from that review, actions that may be taken or required as a result of the audit committee’s review, actions by the Securities and Exchange Commission or other regulatory agencies as a result of their review of our stock option practices, and derivative litigation or other actions relating to the foregoing. In particular, Sigma may be required to make adjustments to its financial results for the fourth quarter of fiscal 2007. Sigma previously stated in its Form 8-K filed on September 21, 2006, that certain of the actual measurement dates for prior option grants may differ from the recorded measurement dates, that the Company is in the process of determining the specific impact on its prior financial statements and that its prior financial statements should not be relied upon. Any adjustments could have a material adverse effect on our results of operations for those periods. When the review is complete and Sigma files its Form 10-Q, the financial statements may differ from the results disclosed in this press release, not only as a result of any required adjustments resulting from the audit committee review, but also because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing. The Company’s results also remain subject to review by the Company’s independent registered public accounting firm. Other risk factors are detailed from time to time in our SEC reports, including the report on Form 10-K for the year ended January 28, 2006 and Sigma’s quarterly report on form 10-Q for the period ended April 29, 2006. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Sigma undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Sigma Designs, Inc. Sigma Designs (Nasdaq: SIGM) specializes in silicon-based media processors for IPTV set-top boxes, digital media receivers, high definition DVD players, HDTV, and portable media players. The Company’s award-winning media processor technology is used in a variety of consumer applications providing highly integrated solutions for high-quality decoding of H.264, WMV9, MPEG-4, MPEG-2 and MPEG-1. Headquartered in Milpitas, Calif., the Company also has sales offices in China, Europe, Hong Kong, Japan, Korea and Taiwan. For more information, please visit the company’s web site at www.sigmadesigns.com/.REALmagic and Sigma Designs are registered trademarks of Sigma Designs. All other products and companies referred to herein are trademarks or registered trademarks of their respective companies.

Following are comparative, unaudited highlights of the fourth quarter results of fiscal 2007 and 2006:
(Unaudited, in thousands)

	Three months ended			Twelve months ended
	February 3, 2007	October 28, 2006	January 28, 2006	February 3, 2007	January 28, 2006

Net revenues	$31,228	$25,055	$10,487	$91,217	$33,320